As filed with the Securities and Exchange Commission on October 16, 2026

Registration No. 333-298835

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOBR Safe, Inc.

www.sobrsafe.com

(Exact name of registrant as specified in its charter)

Delaware	3829	26-0731818
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6300 E. Hampden Ave., Suite C-308 Denver, Colorado 80222	(844) 762-7723
(Address, including zip code, of registrant’s principal executive offices)	(Telephone number, including area code)

David Gandini, Chief Executive Officer

Christopher Whitaker, Chief Financial Officer

SOBR Safe, Inc.

6300 E. Hampden Ave., Suite C-308

Denver, Colorado 80222

(844) 762-7723

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Victoria B. Bantz, Esq.

Clark Hill PLC

1400 Wewatta Street, Suite 550

Denver, CO 80202

Telephone: (303) 674-7000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders named in this prospectus may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, Dated October 16, 2026

Up to 4,898,345 Shares of Common Stock Issuable Upon Exercise of Warrants

SOBR SAFE, INC.

This prospectus relates to the resale from time to time by the selling securityholders named herein of up to 4,898,345 shares of common stock, $0.00001 par value per share (the “Common Stock”), which consists of up to 4,898,345 shares of Common Stock issuable upon the exercise of the warrants (the “Warrants”) issued pursuant to that certain Inducement Offer to Exercise Common Stock Purchase Warrants dated July 15, 2026, by and between us and the selling securityholders (the “Inducement Agreement”), which includes shares of Common Stock issuable upon the exercise of Warrants issued to H.C. Wainwright & Co., LLC (or its designees and certain of their assignees).

Our Common Stock is subject to quotation on the OTC Markets OTCID tier under the symbol “SOBR.” On October 15, 2026, the last reported sales price for our Common Stock was $0.085 per share. The shares of our Common Stock may be offered and sold by the selling stockholders at a fixed price of $0.085 per share until our Common Stock is quoted on the OTCQB, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. Although we intend to pursue application for admission to the OTCQB, we cannot assure you that our Common Stock will, in fact, be quoted on the OTCQB tier.

We are a shell company as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), because we have nominal operations and our assets consist solely of a minimal amount of cash and cash equivalents. We are exploring and considering our options moving forward, however, we have no present agreements or plans with any third party to be acquired by or to acquire or merge with an operating company.

We will not receive any cash proceeds from any sale of the shares of our Common Stock by the selling securityholders. We will, however, receive the net proceeds of any Warrants exercised for cash.

We are registering the resale of shares of our Common Stock pursuant to the selling securityholders’ registration rights under the Inducement Agreement and to permit the selling securityholders to sell such shares without restriction in the open market. However, the registration of the potential resale shares of our Common Stock hereunder does not necessarily mean that the selling securityholders will sell the shares. The selling securityholders or their respective transferees, pledgees, assignees, donees or other successors-in-interest may, but are not required to, sell the shares of our Common Stock offered by this prospectus from time to time. See “Plan of Distribution” on page 23 for a description of how the selling securityholders may dispose of the shares covered by this prospectus.

We will pay all expenses incident to the registration of the potential resale of the 4,898,345 shares of our Common Stock offered herein (other than for any discounts or commissions to any underwriter or broker attributable to the sale of shares of our Common Stock or any fees or expenses incurred by a holder of shares of our Common Stock that, according to the written instructions of any regulatory authority, we are not permitted to pay).

Investing in our Common Stock involves risks. SOBR Safe, Inc., currently has no operations, limited revenue, and limited assets, is in unsound financial condition, and you should not invest unless you can afford to lose your entire investment. See “Risk Factors” beginning on page 16. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2026

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the Common Stock offered under this prospectus. The registration statement, including the exhibits, can be read on our website and the website of the Securities and Exchange Commission. See “Where You Can Find More Information.”

Information contained in, and that can be accessed through our web site, www.sobrsafe.com, shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the Common Stock offered hereunder.

Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to SOBR Safe, Inc., a Delaware corporation, and “this offering” refers to the offering contemplated in this prospectus.

Neither we nor the selling securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the selling securityholders are not, making an offer of these securities in any jurisdiction where such offer is not permitted.

This prospectus includes trademarks and service marks owned by us, including, without limitation, SOBRsafe™, SOBRcheck™, SOBRsure™, and our logo, which are our property and are protected under applicable intellectual property laws. This prospectus also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of us by, these other parties.

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ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the selling securityholders identified in this prospectus may offer, from time to time, shares of our Common Stock, which may be issued pursuant to the Warrants, as the case may be. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares of securities by the selling securityholders, other than the net proceeds of any Warrants exercised for cash.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). This prospectus provides you with general information regarding the securities being offered by the selling securityholders. You should read this prospectus as well as the additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information” before making an investment decision.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by us, the selling securityholders or by any other person. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

This document may only be used where it is legal to sell these securities. The information contained in this prospectus (and in any supplement or amendment to this prospectus) is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

References to “selling securityholders” refers to the security holders identified herein in the section titled “Selling Securityholders” beginning on page 21 of this prospectus, who may sell securities from time to time as described in this prospectus.

This prospectus includes estimates regarding market and industry data that we prepared based on our management’s knowledge and experience in the markets in which we operated, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operated. In some cases, we do not expressly refer to the sources from which this data is derived. Management estimates have been or are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets which we believe to be reasonable.

In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for the products we distributed in the past. Market share data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of market shares.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated herein by reference contain forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. This includes, without limitation, statements regarding the financial position and the plans and objectives of management for our future operations. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus, including the Annual Report filed on Form 10-K on April 15, 2025 (the “Annual Report”), the Quarterly Report filed on Form 10-Q on April 30, 2026, and the Quarterly Report filed on Form 10-Q on August 14, 2026, may include, for example, statements about:

•	management’s going concern assessment;

•	the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against us;

•	financial performance and the potential liquidity and trading of our securities;

•	the sufficiency of our existing cash and cash equivalents to fund our future operating expenses and capital expenditure requirements and the risk of disruption to our current plans and operations;

•	our ability to obtain funding for our operations, including funding necessary to develop and commercialize our products;

•	timing, costs and outcome of regulatory review and continued compliance requirements;

•	our ability to attract and retain key technological, scientific and health and wellness expert personnel;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	our ability to expand our products into additional transdermal indicators and user populations;

•	our ability to contemplate, enter into and/or complete a merger with another entity;

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•	the beneficial characteristics, safety and efficacy of our products;

•	political and regulatory developments in the United States and other jurisdictions;

•	cost of maintaining, expanding, and enforcing our intellectual property rights;

•	our plans and ability to obtain or protect intellectual property rights;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our products and technology;

•	potential claims relating to our intellectual property;

•

impact of litigation, regulatory inquiries, or investigations, as well as cost to indemnify our officers and directors against third-party claims related to our patents and other intellectual property;

•

cost and timing of future commercialization activities, including product manufacturing, marketing, sales and distribution, for any of our product candidates for which we may need to receive regulatory approval; and

•	other factors disclosed under the section entitled “Risk Factors” in this prospectus.

Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control, including those described in the section titled “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference into this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Accordingly, you should not place undue reliance on forward-looking statements as predictions of future events. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus, the documents incorporated by reference into this prospectus, any free writing prospectus and the documents that we reference in this prospectus and have filed with the SEC, as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus.

Corporate Overview

On September 19, 2011, we, as Imagine Media, Ltd., a Delaware corporation, acquired approximately 52% of the outstanding shares of TransBiotec, Inc. (“TBT”), a California corporation, from TBT’s directors in exchange for 124,439 shares of our common stock. In January 2012, our Board of Directors (the “Board”) amended our Certificate of Incorporation, changing our name from Imagine Media, Ltd. to TransBiotec, Inc., and we acquired approximately 45% of the remaining outstanding shares of TBT in exchange for 109,979 shares of our common stock. With the acquisitions in September 2011 and January 2012 of TBT common stock, we own approximately 99% of the outstanding shares of TBT. As a result of the acquisitions, TBT’s business is our business, and, unless otherwise indicated, any references to “we” or “us” include the business and operations of TBT.

On March 9, 2020, our Board of Directors approved the amendment to our Certificate of Incorporation and stockholders holding 52% of our then outstanding voting stock approved an amendment to our Certificate of Incorporation. The Certificate of Amendment to our Certificate of Incorporation was for the purpose of, among other things, changing our name from “TransBiotec, Inc.” to “SOBR Safe, Inc.” The Certificate of Amendment to our Certificate of Incorporation became effective with the State of Delaware on April 24, 2020.

Pursuant to approval of an application with the OTC Markets on October 5, 2026 to quote our common stock on the OTCID Basic Market (“OTCID”) under the ticker symbol “SOBR,” our common stock began trading and quoted on the OTCID on October 6, 2026. Prior to this quotation, our common stock was listed on the Nasdaq Capital Market (“Nasdaq”) also under the ticker symbol “SOBR.”

SOBR is a shell company as defined in Rule 405 of the Securities Act, because it is a company with nominal operations and it has assets consisting solely of a minimal amount of cash and cash equivalents. We have no present agreements or plans with any third party to be acquired by or to merge with an operating company. Additionally, we have no present plans to enter into a change of control or similar transaction or change the management of the company. However, we may consider strategic opportunities that may arise in the future to help implement our strategic business goals.

The trading market in the Company’s stock may be illiquid until the Company is no longer considered a shell company. As such, future investors will be unable to rely upon Rule 144 of the Securities Act to resell their securities and instead rely on another exemption from registration under the Securities Act such as Rule 4(a)(1) if no resale registration statement is effective for the resale of such securities.

Use of Form S-8 Prohibited by Shell Companies

The Securities and Exchange Commission (“SEC”) prohibits reporting shell companies from using Form S-8, the form public companies use to register securities in connection with employee benefit plans under the Securities Act until 60 days after such companies cease to be shell companies and file the required information.

Additionally, the SEC requires domestic issuers that are reporting shell companies to report on Form 8-K when they cease to be shell companies and to include in that report the information that would otherwise be required in a registration statement to register a class of securities under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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Definition of a Shell Company

A public shell company is a non-operating public company, which means a company registered, and filing periodic reports under the Exchange Act. Shell companies may exist in three possible forms:

1.	A start-up company that has never achieved significant revenues and normally these companies have a rather short business history and have never acquired or managed substantial assets.

2.

A former operating company that went out of business or sold all of its operations but the company’s registration of its stock pursuant to the Exchange Act is still active. Normally, these companies have a long business history and have owned substantial assets at some point in their history.

3.

A company that was specifically formed and registered for the purpose of being sold in a reverse shell merger, also referred to as “blank check company”. These companies have normally no business history and have never acquired any assets.

Delisting of our Common Stock from Nasdaq

During the months of October 2023 and November 2023, our Common Stock traded at levels below $1.00 per share in excess of the 30-business day requirement. On November 15, 2023, we received a deficiency letter from the Listing Qualifications Department (the “Staff”) of Nasdaq notifying us that, for the preceding 30 consecutive business days, the closing bid price of our Common Stock remained below the minimum $1.00 per share requirement for continued inclusion on Nasdaq (the “Bid Price Requirement”). The Company was provided an initial period of 180 calendar days, or until May 13, 2024, (the “Compliance Period”) to regain compliance with the Bid Price Requirement.

On April 8, 2024, the Company received a deficiency letter from the Staff notifying the Company that, based upon the Company’s Annual Report on Form 10-K for the period ended December 31, 2023, the Company is not in compliance with the minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1), which requires companies listed on Nasdaq to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Stockholders’ Equity Rule”). Pursuant to Nasdaq Listing Rule 5810(d)(2), the failure to comply with the Stockholders’ Equity Rule became an additional and separate basis for delisting.

On May 15, 2024, the Company received a staff determination letter (the “Determination Letter”) from the Staff notifying the Company that it had not regained compliance with the Bid Price Requirement by May 13, 2024, and was not eligible for a second 180-day period due to the Company’s failure to comply with the minimum stockholders’ equity initial listing requirement for Nasdaq. The Company subsequently requested a hearing before the Nasdaq Hearings Panel (the “Panel”) which automatically stayed any suspension or delisting action for the Company’s securities pending the Panel hearing decision.

A hearing on this matter was held on July 2, 2024.

On August 5, 2024, the Company received a letter from the Panel stating that the Panel has determined to grant the request of the Company to continue its listing on the Nasdaq Stock Market subject to certain conditions enumerated therein. The Panel has determined to grant the Company’s request for an exception until October 23, 2024, to regain compliance with the Bid Price Requirement and Stockholders’ Equity Rule.

On October 4, 2024, the Company received a letter from the Staff notifying that the Company does not currently meet the minimum 500,000 publicly held shares requirement pursuant to Nasdaq Listing Rule 5550(a)(4) (the “Minimum Float Requirement”). As a result of the 1-for-110 reverse stock split of the Common Stock on October 2, 2024, the aggregate number of outstanding Common Stock was reduced from 34,764,593 shares on a pre-reverse-split basis to a total of 316,042 shares outstanding on a post-reverse split basis, with 285,611 of such shares currently qualifying as publicly held shares for purposes of the Minimum Float Requirement. The Staff provided us until October 11, 2024, to provide the Panel with its views with respect to this additional deficiency.

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On October 9, 2024, the Company closed the Private Placement for gross proceeds of $8.2 million. The Company expected to regain compliance with the Minimum Float Requirement through the Private Placement.

As of October 31, 2025, the Company successfully exited the one-year monitoring period by the Nasdaq Listing Qualification staff which expired on October 30, 2025. Thus, the Company was no longer subject to limitations surrounding the granting of addition time periods to cure and regain compliance with applicable Nasdaq listing requirements should the Company fall out of compliance in the future.

On March 19, 2026, the Company received a deficiency letter (the “Deficiency Letter”) from the Staff notifying the Company that, for the preceding 30 consecutive business days, the closing bid price of its common stock remained below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market pursuant to Bid Price Requirement.

In addition, the Deficiency Letter noted that the Company effected a 1-for-110 reverse stock split on October 2, 2024, and a 1-for-10 reverse stock split on April 4, 2025, making the cumulative reverse stock split ratio 1-for-1100 (the “Reverse Splits”) over the last two years. As a result of the Reverse Splits, SOBR is not eligible for the 180-day compliance period set forth in Rule 5810(c)(3)(A) because the Reverse Splits have a cumulative ratio of over 1-for-250.

The Company timely appealed the Staff’s determination and on April 28, 2026, the Company and its legal counsel attended a hearing before the Panel where it presented a plan to regain compliance with the Bid Price Requirement, and if necessary, effect a reverse stock split.

The hearing request automatically stayed any suspension or delisting action pending the expiration of any additional extension period granted by the Panel following the hearing. On May 21, 2026, the Panel granted the Company’s request for continued listing on Nasdaq, subject to completion of a contemplated Merger and demonstration of compliance with Nasdaq’s initial Listing Rules on or before September 15, 2026. The Panel noted that September 15, 2026 represents the full extent of the Panel’s discretion to grant continued listing while the Company is non-compliant.

On August 21, 2026, the Company received an additional Staff determination letter (the “Additional Letter”) notifying the Company that the Company’s stockholders’ equity reported on its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 as filed with the SEC on August 14, 2026, fell below the minimum stockholders’ equity requirement of $2,500,000 for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(1) (the “Equity Requirement”). The Additional Letter also noted that the Company does not meet the alternatives of market value of listed securities or net income from continuing operations.

The Additional Letter noted that the Equity Requirement deficiency was an additional basis for delisting the Company’s Securities from Nasdaq. The Equity Requirement notification, coupled with the prior notification regarding the Company’s failure to maintain the Bid Price Requirement, creates substantial concern regarding the Company’s ability to maintain the listing of its common stock on Nasdaq. Currently, the Company’s common stock remains listed on Nasdaq and will continue to trade on Nasdaq under the ticker symbol “SOBR.” The Equity Requirement notification does not affect the Company’s reporting requirements with the SEC.

The Additional Letter provided the Company with the ability to present its views with respect to the Equity Requirement deficiency to the Hearing Panel by August 28, 2026. Given the concerns surrounding the Company’s ability to maintain the listing of its common stock on the Nasdaq Capital Market, management and the Board of Directors of the Company considered courses of action with respect to the Equity Requirement deficiency.

On September 14, 2026, the Company received a letter from the Staff notifying the Company that its common stock would be delisted from the Nasdaq Capital Market (the “Delisting Notice”) at the open of trading on September 16, 2026. The Company may request that the Nasdaq Listing and Hearing Review Council review the decision to delist the Company’s common stock.

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As of September 16, 2026, pursuant to the Delisting Notice, the Company’s common stock is no longer listed on the Nasdaq Capital Market and will no longer be traded on the Nasdaq exchange.

The Company submitted an application to be listed on the OTCID tier of the OTC Markets whereby the application was approved on October 5, 2026. Our common stock commenced quotation on the OTCID on October 6, 2026 under the ticker symbol “SOBR”.

Our corporate offices are located at 6300 E. Hampden Ave., Suite C-308, Denver, Colorado 80222, telephone number (844) 762-7723.

Business Outlook and Challenges

We hold non-invasive hardware technologies which quickly and discretely track, identify and report the presence of alcohol in individuals. These technologies aim to deliver reliable, near real-time alcohol tracking solutions that support informed decision-making, promote accountability, and provide measurable value for organizations and individuals. Our non-invasive hardware technologies are integrated within a scalable and patent-pending software platform, SOBRsafeTM, producing statistical, measurable business and user data. We deployed and operated the integrated hardware and software solution in a single segment designed to enable customers to purchase products directly through channel partners, sales agents or through our enterprise and consumer digital marketing channels. To that end, our SOBRsafe software solution, along with our patent-pending integrated hardware devices, SOBRcheckTM and SOBRsure®, can be used to provide non-invasive alcohol tracking and identity verification, and combined to create a robust solution that has current and potential applications in:

➢	Behavioral health and wellness
➢	Licensing and integration
➢	Commercial environments, including but not limited to oil and gas, fleet management, telematics, ride share programs, and general workplace safety
➢	Individual consumer use, including co-parenting trust and personal accountability

The SOBRcheck device is a patent-pending, touch-based identity verification and alcohol tracking solution. Users place two fingers on the device sensors, one compares biometric data points from the finger to confirm identity, while the other senses alcohol contained in perspiration emitted through the pores of the fingertip. The touch-based device connects to the SOBRsafe software solution to collect, present and communicate data collected to subscribed parties.

The SOBRsure device is a patent-pending, fitness-style wearable band with a personal alcohol awareness tracking solution intended for discrete, low-profile and voluntary use providing qualified, real-time alcohol tracking and GPS tracking. The wearable band is a device which includes a contained sensor which senses alcohol contained in perspiration emitted through the pores of the skin. The wearable band connects to a mobile device via Bluetooth communication where the SOBRsafe mobile application collects and transmits data to the SOBRsafe software solution. The SOBRsure device provides passive, qualified, real-time alcohol insights to administrators, parents and more, and also includes device removal and service interruption notifications.

The SOBRsafe technology can also be deployed across numerous additional devices for various uses and are currently exploring possible integrations with existing systems and licensing by third parties.

We believe the device and software portfolio approach could yield a substantial repository of user data – a potentially monetizable asset for statistical analytics. The opportunity to collect data points over time could enable the development of business and insurance liability benchmarking, through artificial intelligence (“AI”), powerful guidance for perpetual safety improvement and associated economic cost savings capture. By demonstrating substance-free environments, organizations could deliver a data-driven argument for a reduction in annual insurance premiums. Potential partnerships with insurance providers to mandate use of the SOBRsafe devices and/or technology may provide additional use for collected data points.

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During fiscal periods 2025 and 2026, as in prior years, design, manufacturing, quality testing and distribution for all SOBRsafe integrated devices has taken place in the United States.

The brand, products and software services have gained awareness and recognition through robust marketing platforms and campaigns, trade shows, media exposure, social media and product demonstrations.

Since inception we have generated significant losses from operations and anticipate that we will continue to generate significant losses for the foreseeable future. Future livelihood and success of the Company is dependent on access additional capital or the completion of a potential merger. Additional capital will be required under the following circumstances: 1) to offset negative cash flows to regenerate operations, 2) to accelerate customer acquisition, thereby increasing capital outlay, 3) for advanced purchasing of materials to repopulate inventories, 4) for the continued development of current technologies and acquisition of new technology, and 5) for potential merger or acquisition of key assets.

On April 24, 2026, the Company entered into an Agreement and Plan of Merger and Reorganization with Clean World Ventures, Inc. (“CWV”) and SOBR Safe Merger Sub Inc., its wholly owned subsidiary, pursuant to which the subsidiary will merge with and into CWV, with CWV surviving as a wholly owned subsidiary of the Company (the “Merger”). As disclosed on the Company’s Current Report on Form 8-K filed with the SEC on July 10, 2026, the Company discontinued the production of its legacy products at the end of July 2026 to focus capital resources on completing the Merger.

Further, as disclosed on the Company’s Current Report on Form 8-K as filed with the SEC on September 17, 2026, the Company, CWV, SOBR Safe Merger Sub Inc. and the Principal terminated the Merger Agreement by entering into a Mutual Termination Agreement and Release (the “Termination Agreement”) whereby the Termination Agreement also provides for the mutual release by all parties of claims relating to the Merger Agreement.

Marketing

We have developed and deployed a marketing plan that includes:

➢	consumer and enterprise e-commerce web-solutions
➢	search engine optimization (SEO) and search engine marketing (SEM)
➢	digital and social media campaigns
➢	online paid advertising placements
➢	brand ambassadors, affiliate partners and social media influencers,
➢	public relations initiatives and trade shows
➢	direct business to business target campaigns,
➢	alcohol detection/testing channel partners,
➢	territorial sales agents,
➢	advocacy group alignment,
➢	ongoing brand development and
➢	continuous pursuit of cutting-edge technologies for future integration.

As of June 30, 2026, the sales and marketing efforts, serving business customers with SOBRsafe™ technology solutions, including the SOBRcheck™ and SOBRsure™ devices has been discontinued. The Company continued to service existing customers through the end of July 2026 with all product sales effort ceased and software services terminated at the end of the monthly period.

Government Regulation

As the integrated technology and software utilize a unique “Pass/Fail” methodology that simply alerts to the presence of alcohol (as opposed to measuring a discrete BrAC) - information that may be used at the discretion of the employer (or counselor, parent, etc.) - we do not believe the functionality of our devices will be subject to any government regulation in the targeted alcohol detection markets. The marketing and branding for the products being sold in certain verticals including Behavioral Health, Justice, Alcohol Rehabilitation, Consumer, Facility & Fleet, or Young Driver markets, will be subject to scrutiny regarding the intended use of the hardware and software solutions. In the Judicial market, regulations vary significantly by state; some states only allow for the use of certain methodologies like breath or urine, while others do not specify and there exists no regulated barrier to entry for a transdermal solution.

11

Human Capital Resources and Employees

As of October 15, 2026, there are a total of two full-time employees, being Company officers Chairman/Chief Executive Officer/Secretary, David Gandini, and Chief Financial Officer/Treasurer, Christopher Whitaker.

Oversight and Management

Our executive officers are tasked with leading our organization in managing employment-related matters, including recruiting and hiring, onboarding and training, compensation planning and talent management and development. We are committed to providing team members with the training and resources necessary to continually strengthen their skills. Our executive team is responsible for periodically reviewing development and training programs, diversity efforts, business ethics and compliance training, team member benefit programs and initiatives, including healthcare and other benefits, as well as our management development and succession planning practices. Management periodically reports to the Board and the Compensation Committee regarding our human capital measures and results that guide how we attract, compensate, retain and develop a workforce to enable our business strategies.

Reverse Stock Split

On March 30, 2025, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation, as previously amended, with the Secretary of State of the State of Delaware for the purpose of effecting a 1-for-10 reverse stock split of the Company’s Common Stock.

On April 4, 2025, the Certificate of Amendment became effective with the State of Delaware and began trading on a post-split basis as of market open on April 4, 2025. As a result of the reverse stock split, every 10 shares of the outstanding Common Stock prior to the effect of the Certificate of Amendment was combined and reclassified into one share of the Common Stock.

The reverse stock split did not have any impact on the number of authorized shares of Common Stock which remains at 100,000,000 shares.

Recent Developments

During the six months ended June 30, 2026, the following developments occurred:

➢	Conducted a pricing analysis across priority customer segments with the highest purchase propensity to optimize hardware and software pricing strategy and support margin expansion.
➢	Refined core marketing campaigns based on targeted market research insights to improve customer acquisition efficiency and conversion within high-intent segments.
➢

Updated marketing and sales materials to align with applicable U.S. Food and Drug Administration ("FDA") general wellness guidance and conducted compliance training for employees and external partners, reducing regulatory risk and supporting scalable commercialization.

➢

In connection with the deficiency letter issued by Nasdaq on March 19, 2026 and the request filed by the Company for a hearing with the Nasdaq Hearings Panel, on April 28, 2026, the Company presented its plan to regain compliance with the minimum $1.00 per share requirement (the “Bid Price Requirement”) and requested the continued listing of its securities on The Nasdaq Capital Market pending such compliance.

➢

On April 24, 2026, the Company entered into an Agreement and Plan of Merger and Reorganization with Clean World Ventures, Inc. (“CWV“), SOBR Safe Merger Sub Inc., its wholly owned subsidiary (“MergerSub”), and Roy DiBenerdini (“Principal”) pursuant to which the subsidiary will merge with and into CWV, with CWV surviving as a wholly owned subsidiary of the Company. The transaction is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code. Upon completion of the merger, CWV equity holders will receive shares of the Company’s common stock in exchange for their CWV shares, and CWV equity awards will be converted into comparable Company awards; the Company expects to issue approximately 589,388,108 shares to CWV equity holders, as compared to 2,876,562 shares of the Company’s common stock outstanding as of June 8, 2026. On a pro forma basis, CWV stockholders are expected to own approximately 98% of the combined company, with existing Company stockholders owning approximately 2%. For accounting purposes, the transaction is expected to be treated as an in-substance reverse recapitalization, with CWV as the accounting acquirer. The transaction is subject to customary closing conditions, including approval by the stockholders of both companies, Nasdaq’s confirmation that the combined company will satisfy its initial listing requirements, the effectiveness of a registration statement on Form S-4, and completion of a CWV Pre-Closing Financing of approximately $22.0 million at $2.42 per share. The merger has been approved by the board of directors of both companies. Upon closing, CWV is expected to designate the board of directors and management of the combined company. The Merger Agreement will terminate if the merger is not completed on or before October 15, 2026.

➢

On May 7, 2026, in connection with the Merger Agreement, the Company committed to and commenced a restructuring plan to reduce operating costs and better align its workforce with its business following the CWV transaction. Under the plan, the Company plans to reduce its workforce by 11 employees (approximately 70%), which is expected to decrease annual operating costs by approximately $1.6 million. The Company estimated it would incur aggregate restructuring charges of approximately $105,000, primarily related to severance and other employee-related costs and contract termination costs, recorded and paid primarily during the second quarter of 2026.

➢

On May 21, 2026, the Company received a letter from the Nasdaq Hearings Panel granting the Company’s request for continued listing until September 15, 2026, in order to allow the Company to regain compliance with the Bid Price Requirement. The Company’s request for continued listing of its securities on The Nasdaq Capital Market until September 15, 2026 was granted subject to the condition that on or before September 15, 2026, the Company shall complete the proposed business combination with CWV, and demonstrate compliance with Nasdaq’s Initial Listing Rules.

➢	On June 9, 2026, the Company filed a registration statement with the SEC on Form S-4 in connection with the Merger.

12

Subsequent to the six-months ended June 30, 2026, the following developments occurred:

➢

On July 10, 2026, the Board of Directors approved and committed to a plan to discontinue the Company’s revenue-generating alcohol monitoring and detection hardware and software operations, effective July 31, 2026. The plan includes the cessation of manufacturing and sales of the Company’s SOBRcheck and SOBRsure devices, termination of related SOBRsafe software support agreements, further workforce reductions (following a reduction of three employees in June 2026), and termination of the Company’s corporate office lease. The Company estimates these actions will reduce annual operating expenses by approximately $1.2 million, against estimated aggregate exit costs of approximately $50,000, consisting primarily of severance and other employee-related costs, agreement termination costs, and corporate office decommissioning costs. The charges and costs associated with this plan are subject to a number of assumptions, and actual results may differ materially. This action is intended to preserve cash to support completion of the Company’s proposed business combination with CWV.

➢

On July 15, 2026, the Company entered into a warrant inducement agreement with certain holders of existing warrants to purchase an aggregate of 2,360,648 shares of common stock (originally issued under the Securities Purchase Agreement dated December 24, 2025, consisting of Series C and Series D Warrants, each with an exercise price of $1.30 per share). The holders agreed to exercise these warrants for cash in exchange for the Company’s issuance of new Series E Warrants (to purchase up to 2,580,648 shares) and Series F Warrants (to purchase up to 2,140,648 shares), each with an exercise price of $1.30 per share. The transaction closed on July 16, 2026, generating gross proceeds of approximately $3.1 million before deducting placement agent fees and offering expenses payable to the exclusive placement agent. The Company intends to use the net proceeds for working capital and general corporate purposes. The Company engaged H.C. Wainwright & Co., LLC to act as its exclusive placement agent in connection with the transactions contemplated by the Inducement Agreement and paid the placement agent a cash fee of 7.5% of the gross proceeds, a 1.0% management fee, accountable expenses of $50,000, non-accountable expenses of $35,000, and a clearing fee of $15,950. The Company also issued placement agent warrants to purchase up to 177,049 shares of common stock, which have the same terms as the Series E Warrants except the placement agent warrants have an exercise price equal to $1.625 per share, and to file a registration statement covering resale of the shares underlying the new warrants within 30 days of the agreement date. Additionally, upon exercise for cash of any Series E Warrants and Series F Warrants, the Company has agreed in certain circumstances to pay the placement agent a cash fee of 7.5% of the aggregate gross exercise price paid in cash with respect the exercise of such warrants, a management fee of 1.0% of the aggregate gross exercise price paid in cash with respect to such warrants and to issue additional placement agent warrants representing 7.5% of the shares of Common Stock underlying such warrants.

➢

On August 21, 2026, the Company received an additional staff determination letter (the “Additional Letter”) from the Listing Qualifications Department (the “Staff”) of Nasdaq notifying the Company that the Company’s stockholders’ equity reported on its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 as filed with the Securities and Exchange Commission on August 14, 2026, fell below the minimum stockholders’ equity requirement of $2,500,000 for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(1) (the “Equity Requirement”). The Additional Letter also noted that the Company does not meet the alternatives of market value of listed securities or net income from continuing operations. The Equity Requirement notification, coupled with the prior notification regarding the Company’s failure to maintain the Bid Price Requirement, creates substantial concern regarding the Company’s ability to maintain the listing of its common stock on the Nasdaq Capital Market. Currently, the Company’s common stock remains listed on the Nasdaq Capital Market and will continue to trade on Nasdaq under the ticker symbol “SOBR.” The Equity Requirement notification does not affect the Company’s reporting requirements with the Securities and Exchange Commission. See Risk Factors beginning on page 16 for additional information.

➢

On August 21, 2026, Mr. Ford Fay notified the Board of his resignation from the Board effective immediately. His decision to resign from the Board was not related to any disagreement with the Company on any matter relating to its operations, policies or practices.

13

➢

On September 14, 2026, the Company received a letter from the Staff notifying the Company that its common stock would be delisted from the Nasdaq Capital Market (the “Delisting Notice”) at the open of trading on September 16, 2026. The Company’s common stock commenced quotation on the OTC Markets with the same ticker symbol of “SOBR”. The Company has submitted an application to be listed on the OTCID tier of the OTC Markets and expects to be approved for quotation of its common stock on the OTCID tier of the OTC Markets in the coming weeks.

➢

On September 17, 2026, the Company, CWV, Merger Sub, and Principal terminated the Merger Agreement by entering into a Mutual Termination Agreement and Release (the “Termination Agreement”) effective as of the same date. The Termination Agreement also provides for the mutual release by the Parties of claims with respect to, pertaining to, based on, arising out of, resulting from, or relating to the Merger Agreement, all ancillary documents related to the Merger Agreement and the transactions contemplated by the Merger Agreement, except for any claims for breach of the Termination Agreement or the Mutual Non-Disclosure Agreement entered into between the Company and CWV, dated as of April 6, 2026 (the “NDA”). The Parties have agreed to continue to be bound by the terms of the NDA.

➢	On September 18, 2026, the Company withdrew its registration statement on Form S-4 as originally filed on July 9, 2026.
➢

On September 22, 2026, the Board approved retention bonuses for certain of its directors in order to induce the directors to continue on with the Company through its annual stockholder meeting for 2026 or November 30, 2026, whichever occurs sooner. Previously, on August 18, 2026, the Board approved but did not pay out bonuses for certain of its directors. The total amount of the retention bonuses (the “Retention Bonuses”), payable to each participating director is set forth in the table below. The Retention Bonuses are subject to the terms of a Continuation Offer Letter (“Retention Letter”). Pursuant to the Retention Letter, payments of the Retention Bonuses will be made in two installments, with 60% of the Retention Bonus due within 10 days of September 22, 2026, and the remaining 40% of the Retention Bonus due on November 30, 2026, provided the 2026 Annual Meeting (as defined in Item 8.01 below) has occurred. The 40% payment of the Retention Bonus is also subject to the participating director’s execution of a Release Agreement (the “Director Release Agreement”).

➢

On September 23, 2026, the Company announced that the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) will be held on Monday, November 2, 2026. Stockholders of record at the close of business on September 23, 2026 will be entitled to notice of, and to vote at, the 2026 Annual Meeting.

➢

On September 25, 2026, the Company filed a Current Report on Form 8-K announcing that because of the termination of the Company’s business activities, and the reduction in workforce, along with the significant reduction in Company assets as reflected in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed on August 14, 2026, management and the Board determined that the Company meets the definition of a “shell company” under Rule 12b-2 of the Securities Exchange Act of 1934.

➢	On October 2, 2026, the Company filed a Current Report on Form 8-K announcing that the Board determined to postpone the 2026 Annual Meeting until a later date.

Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates exceeds $700 million as of the prior June 30.

Corporate Information

Our corporate offices are located at 6300 E. Hampden Ave., Suite C-308, Denver, Colorado 80222, telephone number (844) 762-7723. Our website address is www.sobrsafe.com. Information on or accessed through our website is not incorporated into and not part of this prospectus.

14

SUMMARY OF THE OFFERING

Securities offered by the Selling Securityholders	Up to 4,898,345 shares of Common Stock, which consists of up to 4,898,345 shares of Common Stock issuable upon the exercise of the Warrants.

Common Stock offered by us	None.

Use of Proceeds	We will not receive any proceeds from the sale of Shares of our Common Stock by the selling securityholders. However, we will receive proceeds from the exercise of the Warrants if exercised for cash.

Common Stock outstanding prior to this offering	5,387,210 shares of Common Stock as of October 15, 2026.

Common Stock outstanding after this offering (1)	10,285,555 shares of Common Stock (assuming exercise of all of the Warrants).

Risk Factors

Investing in our securities involves a high degree of risk. See the “Risk Factors” section of this prospectus and in the documents we incorporate by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

(1)	The shares of Common Stock outstanding after this offering is based on 5,387,210 shares outstanding as of October 15, 2026. The number excludes:

•	1,210 shares of our Common Stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $2,170.91 per share as of June 30, 2026.

•	2 shares of our Common Stock issuable upon exercise of outstanding convertible instruments at a weighted average exercise price of $35,519.00 per share as of June 30, 2026.

•	1,337,690 shares of our Common Stock issuable upon exercise of Series A and Series B Warrants at an exercise price of $7.60 per share.

•	96,774 shares of our Common Stock issuable upon exercise of placement agent warrants at an exercise price of $1.9375 per share.

•	205 shares of our Common Stock issuable upon exercise of warrants at an exercise price of $1,485 per share.

•	2,069 shares of our Common Stock issuable upon exercise of warrants at an exercise price of $297 per share.

•	352 shares of our Common Stock issuable upon exercise of warrants at an exercise price of $682 per share.

15

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this Prospectus and in the “Risk Factors” section of the 2025 Form 10-K, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, each of which has been filed with the SEC and is incorporated by reference into this prospectus, before you decide to buy our Common Stock. The following risks and risk factors incorporated by reference are material risks that we face. If any of the events or developments discussed below or in our documents incorporated by reference occur, our business, our ability to achieve revenues, our operating results and our financial condition could be seriously harmed. In such an event, the fair value of our Common Stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our operations.

Risks Related to the Company

The Company’s Common Stock was delisted from Nasdaq on September 16, 2026, and we are limited in our ability to regain compliance. which may have a material adverse effect on us and our stockholders.

We have not been able to maintain our listing on Nasdaq, which may have a material adverse effect on us and our stockholders. The delisting of our Common Stock from Nasdaq could negatively impact us by (i) reducing the liquidity and market price of our Common Stock; (ii) reducing the number of investors willing to hold or acquire our Common Stock, which could negatively impact our ability to raise equity financing; (iii) impacting our ability to use a registration statement to offer and sell freely tradable securities, thereby preventing or limiting us from accessing the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees. In addition, it is likely that there may be decreases in institutional and other investor demand for the shares, coverage by securities analysts, market making activity and information available concerning trading prices and volume; and fewer broker dealers willing to execute trades in our Common Stock. The occurrence of any of these events could result in a further decline in the market price of the Company’s common stock and may have a material adverse effect on the Company.

Because our Common Stock was delisted from Nasdaq, it may become subject to the penny stock rules, which would make it more difficult to trade our shares.

The SEC has adopted regulations which define a “penny stock” to be any equity security that has a market price (as therein defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Unless exempt, the rules require the delivery, prior to any transaction involving a penny stock by a retail customer, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker/dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. If, following this offering, the market price for shares of our Common Stock falls below $5.00, and we do not satisfy any of the exceptions to the SEC’s definition of penny stock, our Common Stock will be classified as a penny stock. If such should occur, as a result of the penny stock restrictions, brokers or potential investors may be reluctant to trade in our securities, which may result in less liquidity for our securities.

There is currently a limited public market for our Common Stock, and an active, liquid trading market may never develop or be sustained.

Our Common Stock is currently quoted on the OTCID tier of the OTC Markets under the symbol “SOBR,” where trading in our shares has historically been limited and sporadic. The shares covered by this prospectus are not listed on any national securities exchange. We do not have any plans to re-list our Common Stock on any national securities exchange as per the discretion of the Board. There can be no assurance that an active and liquid trading market for our Common Stock will develop or be sustained, or that any listing application will be made or, if made, approved. Securities traded on the OTC Markets generally have less liquidity and greater price volatility than securities of larger, more established companies. As a result, investors may find it difficult to buy or sell our shares at desired times or prices, and the sale of a relatively small number of shares could significantly impact the market price.

The shares may be sold under this prospectus only at a fixed price of $0.085 per share, which may be higher than the prevailing market price of our Common Stock.

Our Common Stock is quoted on the OTCID, which is not an established trading market for purposes of Item 501(b)(3) of Regulation S-K. As a result, the shares may be sold under this prospectus only at a fixed price of $0.085 per share until our Common Stock is quoted on the OTCQB tier of OTC Markets or another established trading market. If the market price of our Common Stock is below the fixed price, a purchaser at the fixed price would pay more than the price at which our Common Stock is then quoted. Trading in our Common Stock has been limited and sporadic; on October 15, 2026, the last reported sale price was $0.085 per share.

16

The Company is a shell company and as such stockholders cannot reply on the exemption pursuant to Rule 144 for the resale of their shares until certain conditions are met.

We are a shell company as defined under Rule 405 of the Securities Act as a registrant that has no or nominal operations and either no or nominal assets, or assets consisting only of cash or cash equivalents and/or other nominal assets. As securities issued by a shell company, the securities issued by us can only be resold pursuant to an effective registration statement by for the sale of such securities or utilizing the provisions of Rule 144 once certain conditions are met, including that: (i) we have ceased to be a shell company; (ii) we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (iii) we have filed all required reports under the Exchange Act of the preceding 12 months; and (iv) one year has elapsed since we filed “Form 10” information (e.g. audited financial statements, management information and compensation, stockholder information, etc.).

Thus, an investor in our common stock will not be able to sell his, her or its shares until such time as a registration statement for those shares is filed or we have ceased to be a shell company either by effecting a business combination or by developmental growth, we have remained current on its Exchange Act filings for 12 months and we have filed the information as would be required by a “Form 10” filing.

Furthermore, as a shell company, we will not become eligible to use Form S-8 to register offerings of our securities until 60 calendar days after we cease to be a shell company and we file information equivalent to what it would be required to file if we filed Form 10 information with the SEC.

These shell restrictions will negatively impact our ability to raise additional capital through subsequent unregistered offerings.

SOBR’s Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the exclusive forum for certain actions, which may limit SOBR’s stockholders’ ability to obtain a favorable judicial forum for disputes with SOBR or SOBR’s directors, officers or employees.

SOBR’s Certificate of Incorporation provides that, unless SOBR consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain actions and proceedings, including derivative actions brought on SOBR’s behalf, actions asserting claims for breach of fiduciary duty by any of SOBR’s directors, officers or other employees, actions arising under the Delaware General Corporation Law or SOBR’s certificate of incorporation or bylaws, and actions governed by the internal affairs doctrine. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that such stockholder finds favorable for disputes with SOBR or SOBR’s directors, officers or other employees, which may discourage lawsuits against SOBR and such persons. In addition, requiring claims to be brought exclusively in Delaware may result in increased costs for stockholders to bring a claim, including travel, counsel and other litigation-related expenses, particularly for stockholders located outside Delaware. There is also uncertainty as to whether a court would enforce this exclusive forum provision in all circumstances. If a court were to find the exclusive forum provision inapplicable or unenforceable in an action, SOBR may incur additional costs associated with resolving the dispute in another jurisdiction, and the outcome of such action may be less predictable, which could adversely affect SOBR’s business, financial condition and results of operations.

The Company has not filed federal or state tax returns since 2012. The Company may be subject to penalties, fines, or interest which may have an adverse effect on the Company’s ability to operate and impair the Company’s corporate good standing in respective jurisdictions.

We have not filed federal or state tax returns since 2012. Our failure to timely file tax returns or comply with applicable tax laws could result in significant penalties, fines, and interest, and could cause disruptions to our business. If we experience further delays or failures in filing our tax returns, our reputation, financial condition, and stock price could be materially and adversely affected. Further regulatory scrutiny may result in potential audits, liens, levies, or require other compliance conditions and actions by respective tax authorities. Additionally, such failures may lead to a conclusion that our internal control over financial reporting is ineffective.

Potential financial penalties for failure to file tax returns may be imposed by tax authorities in respective jurisdictions. Failure to pay penalties may be assessed and include up to 5% per month up to 25% of unpaid federal taxes due plus daily compounding interest. Gaining compliance with federal or state tax authorities may result in professional remediation costs including engaging legal and tax expertise. Further, we may face risk of suspension or revocation of corporate good standing in respective operating jurisdictions.

Since 2012, the Company has continued to incur annual net operating losses (“NOLs”) estimated to be approximately $58.6 million which have been fully reserved on the December 31, 2025 Balance Sheet under Generally Accepted Accounting Principles in the United States as we do not have reasonable expectation these NOLs will be utilized upon filing delinquent tax returns nor will the Company generate net operating income for the foreseeable future.

Changes in federal and state tax laws, including those introduced by the One Big Beautiful Bill Act (“OBBBA”)  in July 2025, or future legislation, could limit our ability to utilize our NOLs or other tax attributes to offset future taxable income as a result of our failure to file. By failing to file tax returns, we may be unable to fully realize the benefit of our NOLs, or if tax law changes, reduce their value, our future cash tax expense, effective tax rate, and results of operations could be materially adversely affected.

17

Risks Related to this Offering

The selling securityholders may sell their shares of Common Stock in the open market, which may cause our stock price to decline.

The selling securityholders may sell their shares of Common Stock being registered in this offering in the public market. That means that up to 4,898,345 shares of Common Stock issuable upon the exercise of the Warrants may be sold in the public market if the selling securityholders exercise all of the Warrants. Such sales will likely cause our stock price to decline.

Sale of our Common Stock by the selling securityholders could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our Common Stock caused by the sale of material amounts of Common Stock could encourage short sales by third parties. Such an event could place further downward pressure on the price of our Common Stock.

USE OF PROCEEDS

This Prospectus relates to shares of our Common Stock owned by the selling securityholders and the shares of Common Stock that may be acquired by the selling securityholders due to the exercise of their Warrants. We will not receive any proceeds from the sale of shares of Common Stock in this offering. We have agreed to pay all costs, expenses, and fees relating to the registration of the securities covered by this prospectus. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock. We may receive proceeds from any cash exercise of the Warrants to the extent they are not exercised on a cashless basis. See the section entitled “Plan of Distribution” of this prospectus for additional information. The shares of Common Stock covered by this prospectus may be offered and sold by the selling stockholders at the fixed price of $0.085 per share until our Common Stock is quoted on the OTCQB, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market or as otherwise described in “Plan of Distribution”. Although we intend to pursue application for admission to the OTCQB, we cannot assure you that our Common Stock will, in fact, be quoted on the OTCQB tier and no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”) to enable our shares to trade.

18

MARKET PRICE OF OUR COMMON STOCK AND DIVIDEND INFORMATION

Market Price of Our Common Stock

Our Common Stock is currently quoted on the OTCID tier of the OTC Markets, under the symbol “SOBR”.

On October 15, 2026, the closing sale price of our Common Stock was $0.085 per share.

As of October 15, 2026, there were approximately 146 holders of record of our Common Stock. Such numbers do not include beneficial owners holding our securities through nominee names.

Dividend Policy

The Company does not anticipate paying any cash dividends in the foreseeable future. If the Company incurs indebtedness in the future to fund its future growth, its ability to pay dividends may be further restricted by the terms of such indebtedness.

DETERMINATION OF OFFERING PRICE

The selling securityholders will offer and sell the shares covered by this prospectus at a fixed price of $0.085 per share for the duration of this offering, until such time as our Common Stock is quoted on the OTCQB tier of OTC Markets or another established trading market, at which time the shares may be sold at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We determined the fixed price by reference to the last reported sale price of our Common Stock on the OTCID tier of the OTC Markets on October 15, 2026, which was $0.085 per share. We are not selling any shares, and the price was not determined in negotiations with any underwriter. The fixed price bears no relationship to our assets, book value, earnings or any other customary investment criteria and should not be considered an indication of the actual value of our Common Stock.

19

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 15, 2026, certain information with respect to our equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Title of Class	Name and Address of Beneficial Owner (2)	Nature of Beneficial Ownership	Amount		Percent of Class (1)
Common Stock	David Gandini (3)	Chief Executive Officer, Secretary and Director	1,178	(5)	<1%

Common Stock	Christopher Whitaker (3)	Chief Financial Officer, Treasurer and EVP of Business Operations & Marketing	231	(6)	<1%

Common Stock	Steven Beabout (3)	Lead Independent Director	689	(7)	<1%

Common Stock	Kris Pederson (3)	Independent Director	-		< -%

Common Stock	Sandy Shoemaker (3)	Independent Director	68	(8)	<1%

Common Stock	Ford Fay (4)	Independent Director	66	(9)	<1%

Common Stock	Thomas John Corley 132 Washington Place State College, PA 16801	5+% Holder	885,413		16.4%

	All Officers and Directors as a Group (5 persons)		2,233	(10)	<1%

(1)

Unless otherwise indicated, based on 5,387,210 shares of common stock issued and outstanding. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants but are not deemed outstanding for the purposes of computing the percentage of any other person. Ford Fay resigned as a director of the Company on August 21, 2026.

(2)	Unless indicated otherwise, the address of the stockholder is 6300 E. Hampden Ave., Suite C-308, Denver, Colorado 80222.

(3)	Indicates one of our officers or directors.

(4)	Mr. Fay resigned as a director of the Company on August 21, 2026, not related to any disagreement with the Company on any matter relating to its operations, policies or practices.

(5)

Consists of 379 shares of our common stock, vested stock options to acquire 756 shares of our common stock at exercise prices from $869.20 to $2,552 per share, and warrants to acquire 43 shares of our common stock at an exercise price of $2,337.50 per share.

(6)	Consists of 37 shares of our common stock and vested stock options to acquire 194 shares of our common stock at exercise prices from $528 to $2,321 per share.

(7)

Includes 393 shares of our common stock held individually and 69 shares of our common stock held in the name of C&S Trust, a trust controlled by Kathren Beabout, who is Mr. Beabout’s ex-spouse. Mr. Beabout’s children are the beneficiaries of C&S Trust. Mr. Beabout also has interests in IDTEC, LLC and SOBR Safe, LLC, both of which own 16 and 35 shares of our common stock, respectively. Includes vested stock options to acquire 69 shares of our common stock at an exercise price of $2,552 per share. Includes warrants to acquire 107 shares of our common stock at an exercise price of $2,337.50 per share.

(8)

Consists of 23 shares of our common stock, vested stock options to acquire 23 shares of our common stock at an exercise price of $2,387 per share and warrants to acquire 22 shares of our common stock at an exercise price of $2,337.50 per share.

(9)	Consists of 7 shares of our common stock and vested stock options to acquire 59 shares of our common stock at exercise prices of $2,387 to 2,552 per share.

(10)	Comprised of 959 shares of our common stock, an aggregate of 1,101 vested options to purchase our common stock, and 172 shares underlying warrants held by our officers and directors.

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SELLING SECURITYHOLDERS

The shares of our Common Stock being offered by the selling securityholders 4,898,345 shares of Common Stock issuable upon the exercise of the Warrants. For additional information regarding the issuance of the shares of Common Stock, see “Prospectus Summary” above. We are registering the resale of the Common Stock and shares of our Common Stock issuable upon exercise of the Warrants in order to permit the selling securityholders to offer the shares of our Common Stock for resale from time to time. Except as set forth in this prospectus and for the ownership of the Common Stock and the Warrants, the selling securityholders have not had any material relationship with us within the past three years.

The table below lists the selling securityholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the selling securityholders.

The second column lists the number of shares of Common Stock beneficially owned by each selling securityholder, based on its ownership of the shares of Common Stock and warrants, as of October 15, 2026, assuming exercise of the Warrants held by the selling securityholders on that date, without regard to any limitations on exercises.

The third column lists the shares of Common Stock being offered by this prospectus by the selling securityholders. This prospectus generally covers the resale of the sum of (i) the number of shares of Common Stock issued to the selling securityholders in the “Warrant Inducement” described above and (ii) the maximum number of shares of Common Stock issuable upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration rights agreement, without regard to any limitations on the exercise of the warrants.

The fourth column assumes the sale of all of the Common Stock offered by the selling securityholders pursuant to this prospectus.

Under the terms of the Warrants, a selling securityholder may not exercise the Warrants to the extent such exercise would cause such selling securityholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of the warrants that have not been exercised. The number of Common Stock in the second column does not reflect this limitation. The selling securityholders may sell all, some or none of their Common Stock in this offering. See “Plan of Distribution.”

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SELLING SECURITYHOLDER TABLE

Name of Selling Securityholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering

Armistice Capital Master Fund Ltd. (1)	1,720,432	1,720,432	-
Intracoastal Capital LLC (2)	1,934,942	1,680,432	254,510
Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (3)	1,320,432	1,320,432	-
Augustus Trading LLC (4)	175,589	113,533	62,056
Noam Rubinstein (5)	86,254	55,770	30,484
Wilson Drive Holdings LLC (6)	9,241	5,975	3,266
Charles Worthman (5)	2,739	1,771	968

(1)

Includes (i) 860,216 shares issuable upon exercise of the Series E Warrants; and (ii) 860,216 shares issuable upon the exercise of the Series F Warrants. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(2)

Includes (i) 254,445 shares; (ii) warrants to purchase 65 shares; (iii) 860,216 shares issuable upon exercise of the Series E Warrants; and (iv) 820,216 shares issuable upon the exercise of the Series F Warrants. Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities reported herein that are held by Intracoastal. The address for Intracoastal is 245 Palm Trail, Delray Beach, FL 33483.

(3)

Includes (i) 860,216 shares issuable upon exercise of the Series D Warrants; and (ii) 460,216 shares issuable upon the exercise of the Series E Warrants. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of the selling securityholder is c/o Ayrton Capital LLC, 55 Post Rd W, 2nd Floor Westport, CT 06880.

(4)

Consists of shares of Common Stock issuable upon exercise of placement agent warrants which have been issued as compensation in connection with the private placement transaction we consummated in December 2025 and the warrant inducement transaction. Orsium Capital LLC, the authorized agent to Augustus Trading LLC, has discretionary authority to vote and dispose of the securities held by Augustus Trading LLC and may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of these securities. Olivier Morali, in his capacity as managing member of Orsium Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Augustus Trading LLC. Orsium Capital LLC and Mr. Morali each disclaims any beneficial ownership of these securities. The business address of Augustus Trading LLC is 600 Lexington Avenue, 32nd floor, New York, NY 10022.

(5)

Consists of shares of Common Stock issuable upon exercise of placement agent warrants which have been issued as compensation in connection with the private placement transaction we consummated in December 2025 and the warrant inducement transaction. The selling securityholder is affiliated with H.C. Wainwright & Co., LLC, a registered broker-dealer with a registered address of H.C. Wainwright & Co., LLC, 430 Park Ave, 3rd Floor, New York, NY 10022. The selling securityholder has the voting and dispositive power over the securities held, acquired the placement agent warrants in the ordinary course of business and, at the time the placement agent warrants were acquired, the selling securityholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(6)

Consists of shares of Common Stock issuable upon exercise of placement agent warrants which have been issued as compensation in connection with the private placement transaction we consummated in December 2025 and the warrant inducement transaction. Craig Schwabe is the managing member of Wilson Drive Holdings LLC and has the power to vote and dispose the securities held. Neither Wilson Drive Holdings LLC nor Mr. Schwabe is a broker-dealer. Mr. Schwabe is affiliated with the following registered broker-dealers: H.C. Wainwright & Co., LLC, Rodman & Renshaw LLC and Stockblock Securities LLC. The securities were acquired in the ordinary course of business and, at the time the securities were acquired, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities. Mr. Schwabe has not held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years. The business address of Wilson Drive Holdings LLC is 600 Lexington Avenue, 32nd Floor, New York, NY 10022.

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PLAN OF DISTRIBUTION

The selling shareholders may sell all or a portion of the shares held by them and offered hereby from time to time directly or through one or more broker-dealers or agents. If the shares are sold through broker-dealers or agents, the selling shareholders will be responsible for commissions. The shares will be offered and sold at a fixed price of $2.10 per share for the duration of this offering, until such time as our Common Stock is listed on a national securities exchange or quoted on the OTCQX or OTCQB tier of OTC Markets or another established trading market, at which time the shares may be sold at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For so long as the fixed price applies, the selling shareholders and any broker-dealer or agent acting on their behalf will sell the shares only at that fixed price. These sales may be effected pursuant to one or more of the following methods:

Each selling securityholder of the securities and any of their respective transferees, pledgees, assignees, donees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby directly or through one or more broker-dealers or agents. If the shares are sold through broker-dealers or agents, the selling securityholder will be responsible for commissions. The shares will be offered and sold at a fixed price of $0.085 per share for the duration of this offering, until such time as our Common Stock is quoted on the OTCQB tier of OTC Markets or another established trading market, at which time the shares may be sold at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For so long as the fixed price applies, the selling securityholders and any broker-dealer or agent acting on their behalf will sell the shares only at that fixed price. These sales may be effected pursuant to one or more of the following methods:

•	in the over-the-counter market, or on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the selling securityholders to sell a specified number of such securities at a stipulated price per security;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker- dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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DESCRIPTION OF SECURITIES

The following summary describes our common stock and the material provisions of our Certificate of Incorporation, our bylaws, and of the Delaware General Corporation Law (the “DGCL”). Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our certificate of incorporation and bylaws. We encourage you to read those documents and the DGCL carefully.

Authorized Capital Shares

Our authorized capital stock consists of 100,000,000 shares of Common Stock, and 25,000,000 shares of blank check preferred stock, par value $0.00001 per share, of which 3,000,000 shares are designated as Series A Convertible Preferred Stock, 2,700,000 shares are designated as Series A-1 Convertible Preferred Stock, and 3,000,000 shares are designated as Series B Convertible Preferred Stock.

As of October 15, 2026, the Company had 5,387,227 shares of common stock issued and 5,387,210 shares of common stock outstanding, and no shares of Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock, or Series B Convertible Preferred Stock issued and outstanding.

Common Stock

The holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our Common Stock do not have any cumulative voting rights. Holders of our Common Stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future. Our Common Stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our Common Stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. Each outstanding share of Common Stock is duly and validly issued, fully paid and non-assessable.

As reported on the Form 8-K we filed with the SEC on April 4, 2025, as approved by our stockholders and board of directors on March 31, 2025, we filed a Certificate of Amendment to our Certificate of Incorporation, for the purpose of effecting a 1-for-10 reverse stock split of our Common Stock, which amendment became effective as of 12:01 a.m. Eastern time on April 4, 2025.

Preferred Stock

Our board is authorized by our certificate of incorporation to establish classes or series of preferred stock and fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof without any further vote or action by our stockholders. Any shares of preferred stock so issued could have priority over our Common Stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders and may adversely affect the voting and other rights of the holders of our Common Stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our Common Stock. Although our board is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then market price of such stock.

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Effect of Certain Provisions of Our Bylaws

Our bylaws contain provisions that could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, could discourage takeovers, coercive or otherwise.

Our bylaws provide for our Board of Directors to be divided into three classes serving staggered terms. Approximately one-third of the Board of Directors will be elected each year. This method of electing directors makes changes in the composition of the Board of Directors more difficult, and thus a potential change in control of a corporation a lengthier and more difficult process. A classified board of directors is designed to assure continuity and stability in a board of directors’ leadership and policies by ensuring that at any given time a majority of the directors will have prior experience with our Company and be familiar with our business and operations.

The classified board structure may increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of our Board of Directors, even if the takeover bidder were to acquire a majority of the voting power of our outstanding common stock. Without the ability to obtain immediate control of our Board of Directors, a takeover bidder will not be able to take action to remove other impediments to its acquisition of our Company. Thus, a classified Board of Directors could discourage certain takeover attempts, perhaps including some takeovers that stockholders may feel would be in their best interests. Further, a classified Board of Directors will make it more difficult for stockholders to change the majority composition of our Board of Directors, even if our stockholders believe such a change would be beneficial. Because a classified Board of Directors will make the removal or replacement of directors more difficult, it will increase the directors’ security in their positions, and could be viewed as tending to perpetuate incumbent management.

Since the creation of a classified Board of Directors will increase the amount of time required for a hostile bidder to acquire control of our Company, the existence of a classified board of directors could tend to discourage certain tender offers which stockholders might feel would be in their best interest. However, our Board of Directors believes that forcing potential bidders to negotiate with our Board of Directors for a change of control transaction will allow our Board of Directors to better maximize stockholder value in any change of control transaction.

Our bylaws also provide that, unless we consent in writing to an alternative forum, the federal and state courts of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or employees to us or our stockholders; (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law; or (iv) any action asserting a claim that is governed by the internal affairs doctrine, in each case subject the court having personal jurisdiction over the indispensable parties named as defendants therein. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. This forum selection provision may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders.

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before any meeting of our stockholders, including proposed nominations of persons for election to our board of directors. At an annual or special meeting, stockholders may only consider proposals or nominations (i) specified in the notice of meeting; (ii) brought before the meeting by or at the direction of our board of directors or (iii) otherwise properly brought before the meeting by any stockholder who is a stockholder of record on the date of the giving of the notice and on the record date of the meeting and who complies with the notice procedures set forth in our bylaws. The bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of our stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

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Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•

at or after the time the stockholder became interested, the business combination was approved by our board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Transfer Agent and Registrar

Our transfer agent and registrar for our Common Stock is Broadridge Financial Solutions, Inc.

Market Listing

Our common stock is currently quoted on the OTCID Basic Market under the symbol “SOBR”.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling securityholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling securityholders or any other person. We will make copies of this prospectus available to the Selling securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, to register the shares held by the Selling securityholders and the shares underlying the warrants held by the Selling securityholders. This Prospectus, which constitutes a part of the Registration Statement on Form S-1, does not contain all of the information set forth in the Form S-1 or the exhibits filed therewith. For further information about us and our Common Stock, reference is made to our filings with the SEC since we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Statements contained in this Offering Statement regarding the contents of any contract or any other document that is filed as an exhibit to this Offering Statements are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to our filings. A copy of the our filings with the SEC may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete and you should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, the information in documents that we file with the SEC in the future will update and supersede the current information in, and incorporated by reference in, this prospectus until we file a post-effective amendment that indicates the termination of the offering of the Common Stock made by this prospectus.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished in Current Reports on Form 8-K filed under Item 2.02 or 7.01 of such form unless such form expressly provides to the contrary), including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 10, 2026, as amended on Form 10-K/A filed with the SEC on May 5, 2026;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026, as filed with the SEC on April 30, 2026, and the quarterly period ended June 30, 2026 filed on August 13, 2026; and

27

•

Our Current Reports on Form 8-K filed with the SEC on January 2, 2026, March 25, 2026, March 31, 2026, April 17, 2026, April 30, 2026, May 13, 2026, May 27, 2026, July 10, 2026, July 17, 2026, August 27, 2026, September 15, 2026, September 18, 2026, September 23, 2026, September 25, 2026, and October 2, 2026.

The documents incorporated by reference into this prospectus are also available on our corporate website at www.sobrsafe.com/. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of this information at no cost, by writing or telephoning us at the following address or telephone number:

SOBR Safe, Inc.

6300 E. Hampden Ave., Suite C-308

Denver, Colorado 80222

(844) 762-7723

Attention: Corporate Secretary

Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding the issuers that file electronically with the SEC, including us, and can be accessed free of charge on the SEC’s website, http://www.sec.gov.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Clark Hill PLC.

EXPERTS

The financial statements as of and for the fiscal years ended December 31, 2025 and December 31, 2024 have been audited by Haynie & Company, an independent registered public accounting firm, as stated in their reports. Such financial statements have been so included in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

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SOBR SAFE, INC.

Up to 4,898,345 Shares of Common Stock

Prospectus

[__], 2026

29

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with registration and sale of the Common Stock by the Selling securityholders. The estimated expenses of issuance and distribution are set forth below:

Item	Amount to be paid
SEC registration fee	$895
Legal fees and expenses	45,000
Accounting fees and expenses	5,000
Miscellaneous expenses	2,500
Total	$53,395

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1 of Article VII of our Articles of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware we will indemnify our officers and directors from and against any and all expenses, liabilities, or other matters.

Section 2 of Article VI of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the corporation or its stockholders for damages for breach of any duty owed to the Company or its stockholders.

Article V of our Amended and Restated Bylaws states:

The Corporation shall indemnify and hold harmless, each person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such person. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify and hold harmless a person in connection with a Proceeding (or part thereof) commenced by such person only if the commencement of such Proceeding (or part thereof) by the person was authorized in the specific case by the Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we issued the following securities:

Common Stock

On March 4, 2024, the Company entered into inducement offer letter agreements (the “Inducement Letters”) with each holder of notes issued in the 2023 Debt Offering. Pursuant to the Inducement Letters, the holders agreed to convert some or all of the notes at a reduced conversion price equal to $682.00 per share (such reduced conversion price, the “Notes Conversion Price”). Simultaneously with the execution of the Inducement Letters, the Company received conversion notices from such holders for the conversion of approximately $804,000 aggregate principal amount of the applicable notes, representing approximately 25% of the aggregate principal amount of the applicable notes. In connection with such conversion, the Notes Conversion Price was permanently reduced to $682.00. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

In March, May, and June of 2024, noteholders elected to convert an aggregate total of $3,556,234 pertaining to the 2023 Debt Offering into 5,215 shares of the Company’s common stock at $682 per share. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

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On October 7, 2024, we entered into a private placement transaction (the “2024 PIPE Financing”), pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”) for aggregate gross proceeds of $8.2 million, before deducting fees to the placement agent and other expenses payable by us. Aegis Capital Corp., acted as the exclusive placement agent for the 2024 PIPE Financing, which closed on October 9, 2024. As part of the Private Placement, we issued an aggregate of 202,470 units (the “Units”) at a purchase price of $40.50 per unit, each Unit consisting of (i) one share of common stock or one pre-funded warrant (the “Pre-Funded Warrant”) in lieu thereof, (ii) two Series A Warrants, each to purchase one share of common stock at an exercise price of $38 per share (each a “Series A Warrant”), and (iii) one Series B Warrant to purchase such number of shares of common stock as will be determined on the Reset Date (each a “Series B Warrant”). Upon closing of the Private Placement, the Company issued 41,469 common shares and 161,000 pre-funded warrants. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising. The common stock underlying the Units were registered with the SEC on form S-1 and the S-1 declared effective on December 13, 2024.

The Company issued 105 shares of common stock for RSUs vested during 2024. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

The Company issued 872,874 shares of common stock upon exercise of warrants during 2024 related to the 2024 PIPE Financing. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investors are accredited, familiar with our operations, and there was no general solicitation or advertising.

On April 11, 2025, pursuant to the 2024 PIPE Financing, the Company issued an additional 110 shares of common stock in connection with rounding provisions of the 1-for-10 reverse stock split effective on the Nasdaq Capital Markets, April 4, 2025.

During the nine months ended September 30, 2025, the Company received exercise notices from various institutional investors at a weighted average exercise price of approximately $8.39. In exchange for the issuance of 579,219 shares of common stock, the Company received net proceeds of $3,680,411. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investors are accredited, familiar with our operations, and there was no general solicitation or advertising.

On December 29, 2025, the Company issued an aggregate of (i) 370,000 shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 920,324 shares of Common Stock, (iii) Series C Warrants to purchase up to 1,290,324 shares of Common Stock (each a “Series C Warrant”), and (iv) Series D Warrants to purchase up to 1,290,324 shares of Common Stock (each a “Series D Warrant” and with the Pre-Funded Warrants and Series C Warrants, the “Warrants”)) at a purchase price of $1.55 per share and accompanying Series C Warrant and Series D Warrant and $1.5499 per Pre-Funded Warrant and accompanying Series C Warrant and Series D Warrant. The placement agent also received warrants to purchase up to 96,774 shares of Common Stock at an exercise price of $1.9375. The securities in connection with the Private Placement were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D thereunder.

On July 15, 2026, the Company entered into a warrant inducement agreement with certain holders of existing warrants to purchase an aggregate of 2,360,648 shares of common stock (originally issued under the Securities Purchase Agreement dated December 24, 2025, consisting of Series C and Series D Warrants, each with an exercise price of $1.30 per share). The holders agreed to exercise these warrants for cash in exchange for the Company’s issuance of new Series E Warrants (to purchase up to 2,580,648 shares) and Series F Warrants (to purchase up to 2,140,648 shares), each with an exercise price of $1.30 per share. The transaction closed on July 16, 2026, generating gross proceeds of approximately $3.1 million before deducting placement agent fees and offering expenses payable to the exclusive placement agent. The Company also agreed to issue placement agent warrants to purchase up to 177,049 shares of common stock and to file a registration statement covering resale of the shares underlying the new warrants within 30 days of the agreement date. The warrants issued in connection with the warrant inducement transaction were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D thereunder.

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ITEM 16. EXHIBITS

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which immediately precedes the Signature Page, and which Exhibit Index is hereby incorporated by reference.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

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Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit		Reference		Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
3.1	Certificate of Incorporation of Imagine Media, Ltd.	SB-2	3.1	01/31/2008
3.2	Certificate of Amendment to Articles of Incorporation to TransBiotec, Inc.	S-1	3.2	11/06/2012
3.3	Certificate of Amendment to Certificate of Incorporation filed with the State of Delaware on May 25, 2017	10-K	3.3	02/06/2019
3.4	Amended and Restated Bylaws of SOBR Safe, Inc.	8-K	3.2	07/18/2025
3.5	Certificate of Amendment to Certificate of Incorporation of TransBiotec, Inc. changing name to SOBR Safe, Inc., effecting 1-for-33.26 reverse stock split and decreasing authorized common stock to 100M shares	8-K	3.1	06/11/2020
3.6	Certificate of Amendment to Certificate of Incorporation of SOBR Safe, Inc. dated September 25, 2024	8-K	3.1	10/01/2024
3.7	Certificate of Amendment to Certificate of Incorporation of SOBR Safe, Inc. dated March 30, 2025	8-K	3.1	04/04/2025
4.1	Form of Representative’s Warrant between SOBR Safe, Inc. and Aegis Capital Corp.	8-K	4.1	05/19/2022
4.2	Warrant Agency Agreement between SOBR Safe, Inc. and Equiniti Trust Company dated May 17, 2022	8-K	4.2	05/19/2022
4.3	Form of Unit Warrant, issued May 18, 2022	8-K	4.3	05/19/2022
4.4	Warrant to Purchase Common Stock dated June 5, 2020 issued to IDTEC, LLC	8-K	10.5	06/11/2020
4.5	Warrant to Purchase Common Stock issued by SOBR Safe, Inc. to Armistice Capital Master Fund Ltd. dated September 27, 2021	8-K	10.2	10/01/2021
4.6	Form of Warrant issued by SOBR Safe, Inc. in Regulation D Offering	S-1/A	10.22	12/01/2021
4.7	Common Stock Purchase Warrant issued by SOBR Safe, Inc. to Armistice Capital Master Fund Ltd dated March 30, 2022	S-1	10.30	09/16/2022
4.8	Form of Senior Convertible Note between SOBR Safe, Inc. and Holders dated March 9, 2023	8-K	10.3	03/13/2023
4.9	Common Stock Purchase Warrant between SOBR Safe, Inc. and Holders dated March 9, 2023	8-K	10.4	03/13/2023
4.10	Amended And Restated Common Stock Purchase Warrant dated September 30, 2022 issued by SOBR Safe, Inc. to Armistice Capital Master Fund Ltd. amending the original warrant dated March 30, 2022	S-1	10.35	10/14/2022
4.11	Amended And Restated Common Stock Purchase Warrant dated September 30, 2022 issued by SOBR Safe, Inc. to Armistice Capital Master Fund Ltd. amending the original warrant dated September 27, 2021	S-1	10.36	10/14/2022
4.12	Form of New Warrant	8-K	10.2	06/04/2024
4.13	Form of Series A Warrant	8-K	10.2	10/10/2024
4.14	Form of Series B Warrant	8-K	10.3	10/10/2024

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4.15	Form of Prefunded Warrant	8-K	10.5	10/10/2024
4.16	Description of Securities	10-K	4.18	04/15/2025
4.17	Form of Pre-Funded Warrant	8-K	10.2	12/30/2025
4.18	Form of Series C Warrant	8-K	10.3	12/30/2025
4.19	Form of Series D Warrant	8-K	10.4	12/30/2025
5.1	Opinion of Clark Hill PLC				X
10.1	TransBiotec, Inc. 2019 Equity Incentive Plan	8-K	10.1	11/19/2019
10.2	Amendment No. 1 to Asset Purchase Agreement dated March 23, 2020 by and between IDTEC, LLC and TransBiotec, Inc.	10-Q	10.12	05/26/2020
10.3	Form of Convertible Promissory Note Issued to IDTEC, LLC at Close of Asset Purchase Transaction	8-K	10.3	06/11/2020
10.4	Waiver Under Asset Purchase Agreement and Post-Closing Covenant Agreement dated June 5, 2020 by and between IDTEC, LLC and TransBiotec, Inc.	8-K	10.4	06/11/2020
10.5	Advisory Agreement with Steven Beabout dated October 9, 2020	10-K	10.16	03/31/2021
10.6	18% Original Issue Discount Convertible Debenture issued by SOBR Safe, Inc. to Armistice Capital Master Fund Ltd. dated September 27, 2021	8-K	10.1	10/01/2021
10.7	Securities Purchase Agreement by and between SOBR Safe, Inc. and Armistice Capital Master Fund Ltd. dated September 27, 2021	8-K	10.3	10/01/2021
10.8	Registration Rights Agreement by and between SOBR Safe, Inc. and Armistice Capital Master Fund Ltd. dated September 27, 2021	8-K	10.4	10/01/2021
10.9	Form of Secured Convertible Debenture issued by SOBR Safe, Inc. in $2M Regulation D Offering	S-1/A	10.21	12/01/2021
10.10	Form of Share Exchange Agreement with David Gandini and Gary Graham for Series B Preferred Stock	S-1/A	10.28	03/17/2022
10.11	Waiver by and between SOBR Safe, Inc. and Armistice Capital Master Fund Ltd. dated March 30, 2022	8-K	10.1	04/01/2022
10.12	Securities Purchase Agreement by and between SOBR Safe, Inc. and Aegis Capital Corp. dated September 28, 2022	8-K	10.1	10/03/2022
10.13	Registration Rights Agreement by and between SOBR Safe, Inc. and Purchasers dated September 30, 2022.	8-K	10.2	10/03/2022
10.14	Form of Pre-Funded Warrant Agreement by and between SOBR Safe, Inc. and Purchasers dated September 30, 2022	8-K	10.3	10/03/2022
10.15	Form of Warrant Agreement by and between SOBR Safe, Inc. and Purchasers dated September 30, 2022	8-K/A	10.4	10/14/2022
10.16	Executive Employment Agreement with David Gandini dated January 30th, 2023	8-K	10.1	02/03/2023
10.17	Purchase Agreement between SOBR Safe, Inc. and Purchasers dated March 7, 2023	8-K	10.1	03/13/2023
10.18	Registration Rights Agreement between SOBR Safe, Inc. and Purchasers dated March 7, 2023	8-K	10.2	03/13/2023
10.19	Consulting Agreement by and between SOBR Safe, Inc. and Winterstone Group, LLC dated January 21, 2022	8-K	10.1	07/27/2022

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10.20	Services Agreement by and between SOBR Safe, Inc. and TraDigital Marketing Group, LLC dated January 18, 2022	8-K	10.2	07/27/2022
10.21	Confirming Agreement by and between SOBR Safe, Inc. and Winterstone Group, LLC dated May 16, 2022	8-K	10.3	07/27/2022
10.22	Confirming Agreement by and between SOBR Safe, Inc. and TraDigital Marketing Group, LLC dated May 16, 2022	8-K	10.4	07/27/2022
10.23	Form of Inducement Letter	8-K	10.1	03/05/2024
10.24	Form of Inducement Letter	8-K	10.1	06/04/2024
10.25	Form of Securities Purchase Agreement	8-K	10.1	10/10/2024
10.26	Form of Registration Rights Agreement	8-K	10.4	10/10/2024
10.27	Placement Agent Agreement	8-K	10.6	10/10/2024
10.28	Form of Securities Purchase Agreement	8-K	10.1	12/30/2025
10.29	Form of Registration Rights Agreement	8-K	10.5	12/30/2025
10.30	Placement Agent Agreement	8-K	10.6	12/30/2025
10.31	Employment Agreement between the Company and CFO effective March 1, 2025	8-K	10.1	05/13/2025
10.32	Form of Placement Agent Warrant	8-K	10.7	12/30/2025
10.33	Warrant Inducement Agreement	8-K	10.1	07/17/2026
10.34	Form of Series E Warrant	8-K	10.1	07/17/2026
10.35	Form of Series F Warrant	8-K	10.1	07/17/2026
10.36	Form of Placement Agent Warrant	8-K	10.1	07/17/2026
10.37	Form of Retention Letter	8-K	10.1	09/25/2026
10.38	Form of Director Release Agreement	8-K	10.2	09/25/2026
10.39	CEO Retention and Release Agreement	8-K	10.3	09/25/2026
10.40	CFO Retention and Release Agreement	8-K	10.4	09/25/2026
14.1	SOBR Safe, Inc. Code of Ethics and Conduct	10-K	14	04/15/2009
19.1	SOBR Safe, Inc. Insider Trading Policy	10-K	19.1	04/15/2025
21.1	List of Subsidiaries	10-K	21.1	03/31/2023
23.1	Consent of Independent Registered Public Accounting Firm				X
23.2	Opinion of Clark Hill PLC (included in Exhibit 5.1)				X
97.1	Compensation Recovery Policy	10-K	97.1	04/01/2024
107	Filing Fee Table	S-1	107	09/09/2026
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).				X

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado.

SOBR Safe, Inc.

Dated: October 16, 2026	By:	/s/ David Gandini
David Gandini
	Its:	Chief Executive Officer, Principal Executive Officer, and Secretary

Dated: October 16, 2026		/s/ Christopher Whitaker
	By:	Christopher Whitaker
	Its:	Chief Financial Officer, Principal Financial Officer, and Treasurer

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POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Gandini and Christopher Whitaker, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Dated: October 16, 2026	By:	/s/ David Gandini
David Gandini, Chairman of the Board of Directors, Secretary and Chief Executive Officer, Principal Executive Officer

Dated: October 16, 2026	By:	/s/ Steven Beabout
Steven Beabout, Director

Dated: October 16, 2026	By:	/s/ Sandy Shoemaker
Sandy Shoemaker, Director

Dated: October 16, 2026	By:	/s/ Kris Pederson
Kris Pederson, Director

Dated: October 16, 2026	By:	/s/ Christopher Whitaker
Christopher Whitaker, Chief Financial Officer, Treasurer Principal Financial Officer

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